EXHIBIT 10.1

CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”) is entered into as of the 1st day of May 2006 by and between International Cellular Accessories, a Nevada corporation, with its principal offices at 10 Warren Avenue, Spring Lake, NJ 07762 (the “Company”) and Rachel Wosk with an address at 48055 Yale Road RR 32, Chilliwach, British Columbia V2P 6H4 (the “Consultant”).

WHEREAS, the Company wishes to engage the Consultant to provide business advisory and related services to the Company and the Consultant wishes to accept such engagement, all upon the terms and subject to the conditions contained in this Agreement;

NOW, THEREFORE, the parties hereto, in consideration of the mutual consideration and promises contained herein and intending to be bound, hereby agree as follows:

1.  Retention of Consultant. The Company hereby retains the Consultant, and Consultant agrees to be retained by the Company, upon the terms in, and subject to the conditions of, this Agreement.

2.  Term. The term of this Agreement shall begin on the Closing Date of the Purchase Agreement (the “Effective Date”) and shall continue for six (6) months thereafter.

3. Duties of Consultant. During the term of this Agreement, the Consultant shall assist and advise the Company with respect to its SEC filings as such relates to matters that took place prior to April 1, 2006 and with regard to the dissolution of its Canadian subsidiary, International Cellular Accessories Inc.

4.  Compensation. As compensation to the Consultant for the services to be rendered under this Agreement, the Company shall pay Consultant an aggregate of forty-eight-thousand-seven hundred-three Canadian dollars (Can$48,703).

5.  Status as Independent Contractor. The parties intend and acknowledge that the Consultant is acting as an independent contractor and not as an employee of the Company and that the level of compensation to Consultant is not dependent upon any preordained time commitment or level of activity. The Company shall not be responsible for any withholding in respect of taxes or any other deductions in respect of the fees to be paid to Consultant and all such amounts shall be paid without any deduction or withholding. Nothing in this Agreement shall be construed to create any partnership, joint venture or similar arrangement between the Company and the Consultant or to render either party responsible for any debts or liabilities of the other.

6.  Confidentiality. The Consultant acknowledges that in connection with the services to be rendered under this Agreement, the Consultant may be provided with confidential business information of the Company. The Consultant agrees to keep any information or materials specifically designated in writing by a responsible officer of the Company as confidential (the “Confidential Information”) in the strictest confidence and not to disclose or disseminate any such Confidential Information to any person, firm or other business entity except to those employees, consultants or other independent contractors of the Company or the Consultant as shall be necessary or advisable for the carrying out of the purposes of this Agreement and who are under a similar obligation of confidentiality.

7.  Amendments, Modifications, Waivers, Etc. No amendment or modification to this Agreement, nor any waiver of any term or provision hereof, shall be effective unless it shall be in a writing signed by the party against whom such amendment, modification or waiver shall be sought to be enforced. No waiver of any term or provision shall be construed as a waiver of any other term or condition of this Agreement, nor shall it be effective as to any other instance unless specifically stated in a writing conforming with the provisions of this Section 7.

8.  Successors and Assigns. This Agreement shall be enforceable against any successors in interest, if any, to the Company and the Consultant. Except as specifically provided herein, neither the Company nor the Consultant shall assign any of their respective rights or obligations hereunder without the written consent of the other in each instance.

9. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.  Notices. Any notices required or permitted to be given under this Agreement shall be effective upon receipt at the respective addresses in the recitals to this Agreement unless the address for notice to either party shall have been changed by a notice given in accordance with this Section 10.

11.  Governing Law; Venue. This Agreement shall be governed by, and construed in accordance with, the substantive laws of the State of New York, without regard for principals of conflicts of laws. Any action under this Agreement shall be brought in the federal or state court in the City, County and State of New York.

IN WITNESS WHEREOF, the parties hereto have set their respective hands as of the date first above written.

The Company:		The Consultant:

INTERNATIONAL CELLULAR ACCESSORIES

By:	/s/ Clifford Chapman	/s/ Rachel Wosk
	Name: Clifford Chapman	Rachel Wosk
Title: President